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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Company
                (incorporated in Delaware, except where noted)


Pueblo Xtra International, Inc.

-  Xtra Merger Corporation

-  Pueblo International, Inc. and Subsidiaries

   i)   CaribAd, Inc. (dba Adteam) (incorporated in Puerto Rico)
   ii)  Xtra Super Food Centers, Inc.

       a)  All Truck, Inc.
       b)  Xtra Drugstore, Inc.
       c)  Pueblo Caribbean Videos, Inc.
       d)  Xtra Super Food V.I., Inc.

   iii) Pueblo Markets, Inc.
   iv)  Pueblo Super Videos, Inc